QuickLinks -- Click here to rapidly navigate through this document

Exhibit 8.1

Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C.
ATTORNEYS AT LAW
666 GRAND AVENUE, SUITE 2000 DES MOINES, IOWA 50309-2510 TELEPHONE: (515) 242-2400 FACSIMILE: (515) 283-0231 URL: www.ialawyers.com Offices in: Pella, Iowa Washington, D.C.
Marvin Winick
Richard W. Baskerville
Bruce Graves
Steven C. Schoenebaum
Harold N. Schneebeck
Paul D. Hietbrink
William C. Brown
Richard K. Updegraff
Jill Thompson Hansen
Paul E. Carey
Douglas E. Gross
John D. Hunter
James H. Gilliam
Robert D. Andeweg
Alice Eastman Helle
Michael R. Blaser
Thomas D. Johnson
Charles J. Krogmeier
Christopher R. Sackett
Sean P. Moore
Stuart I. Feldstein
Nancy S. Boyd
James L. Pray
Brenton D. Soderstrum
Fred L. Morris
Michael D. Treinen
Scott L. Long
Ronni F. Begleiter
Miranda L. Hughes
Duane P. Hagerty
James A. Napier
Christine B. Long
Kelly D. Hamborg
William E. Hanigan
Mary A. Ericson
Deborah J. Schmudlach
Danielle K. Dixon
Brian P. Rickert
Jeffrey L. Himrich
Valerie D. Bandstra
Alexander M. Johnson
			James S. Niblock	Ann Holden Kendell Rebecca A. Brommel Kelly K. Helwig Megan E. Peterson Mark E. Roth Patents and Trademarks James A. Napier Washington, D.C. Office Brian Kennedy Walter R. Brown (1921-2000)
Founded 1952 Celebrating 50 years of service	WRITER'S DIRECT DIAL NO. (515) 242-2473 WRITER'S E-MAIL ADDRESS hanigan@ialawyers.com

January 15, 2003

The Board of Directors
East Kansas Agri-Energy, L.L.C.
P.O. Box 225
210 1/2 East 4th Avenue
Garnett, KS 66093

          RE:    2003 Registration Statement; Tax Matters

Dear Sirs:

        As counsel for East Kansas Agri-Energy, L.L.C. (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 18,000 of its membership interests (the "Units").

        We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Form SB-2 Registration Statement dated July 11, 2002 relating to that offering, including pre-effective amendments made thereto (the "Registration Statement").

        You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.

        Based on the foregoing, all statements as to matters of law and legal conclusions contained in the Registration Statement under the heading "Federal Income Tax Consequences of Owning Our Units" reflect our opinion unless otherwise noted. That section of the Registration Statement is a general description of the principal federal income tax consequences that are expected to arise from the ownership and disposition of Units, insofar as it relates to matters of law and legal

January 15, 2003

conclusions. That section also addresses all material federal income tax consequences to prospective unit holders of the ownership and disposition of units.

        Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective only as of the date of this opinion letter. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.

        An opinion of legal counsel is not an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

Very truly yours,
	By:	/s/ BILL HANIGAN Bill Hanigan
WEH:tlk

QuickLinks

  Exhibit 8.1